Exhibit 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 dated as of June 14, 2012 (this “Amendment”) to the Amended and Restated Credit Agreement dated as of November 25, 2009 and amended and restated as of June 3, 2011 (the “Existing Credit Agreement”) among Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto, each Lender from time to time party thereto (the “Lenders”), each Issuing Bank party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”) and Swingline Lender.  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement as amended by this Amendment (as so amended, the “Credit Agreement”).

RECITALS:

The Borrower has requested certain amendments to the Existing Credit Agreement on behalf of itself and the other Loan Parties, and the other parties hereto are willing, on and subject to the terms and conditions set forth herein, to effect such amendments.

Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendments To Certain Definitions.  The definitions of “Available Net Income Basket Amount” and “Available Equity Basket Amount” are hereby deleted in their entirety and replaced with the following defined term:

“Available Amount” means at any date, an amount equal to the sum of:

(a)           50% of cumulative Consolidated Net Income from the period beginning on January 1, 2010 and ending with the fiscal quarter ending on or most recently prior to such date (or, if such cumulative amount is negative, $0); plus

(b)           100% of the aggregate net cash proceeds received by the Borrower from issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests) or from issuances by Holdings of Equity Interests, the net cash proceeds of which are contributed to the Borrower as additional common Equity Interests (other than Disqualified Equity Interests), in each case, since the Effective Date; provided that solely to the extent that such payments are included in the calculation of EBITDA for a period by operation of clause (b)(xiv) of the definition thereof, payments by RTEA or its Affiliates (other than the Borrower and its Subsidiaries) on behalf of the Borrower or its Subsidiaries in connection with the Acquisition Documents that are contributions or deemed to be contributions, directly or indirectly, to the equity capital of the Borrower shall not be considered an issuance of Equity Interests for purposes of determining the Available Amount; minus

(c)           the aggregate amount of the Available Amount otherwise applied under the Agreement since the Effective Date.

SECTION 2.  Amendments to Certain Affirmative Covenants.

(a)           Section 5.13 of the Existing Credit Agreement is hereby amended by replacing the last sentence thereof with the following two sentences:

If such Subsidiary is or subsequently becomes a Wholly-Owned Restricted Subsidiary that is not a Foreign Subsidiary and is not prohibited by applicable law or regulation from guaranteeing the Borrower’s obligations hereunder, the Borrower shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (x) as it relates to any Real Property, within 90 days after such event and (y) otherwise, within 30 days after such event (or, in each case, such later date as the Administrative Agent in its sole discretion may otherwise agree).  Notwithstanding the foregoing, if such Subsidiary holds no assets whatsoever, the Borrower and such Subsidiary shall not be required to comply with the obligations of this Section 5.13 (and the time periods specified above shall not commence to run) until the date on which such Subsidiary acquires assets.

(b)           Section 5.14(a) of the Existing Credit Agreement is hereby amended by replacing the first sentence thereof with the following sentence:

The Credit Parties will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied (subject, to the extent applicable, to the time periods provided for in Section 5.13 and Section 5.14(b) for the type of Collateral referred to therein), all at the Borrower’s expense.

(c)           Section 5.14(b) of the Existing Credit Agreement is hereby amended to add the following phrase after the word “will” and before the word “cause” in the 5th line thereof:

, within (x) in the case of any Real Property, 90 days after the acquisition thereof and (y) otherwise, 30 days after the acquisition thereof (or, in each case, such later date as the Administrative Agent in its sole discretion may otherwise agree),

SECTION 3.  Amendment To Debt Covenant.

(a)           Section 6.01(viii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(viii)        (A) Debt of the Borrower or any Restricted Subsidiary in existence on the date any Person becomes a Restricted Subsidiary as a result of an Acquisition or other acquisition by the Borrower and its other Restricted Subsidiaries, (B) Debt of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof and (C) unsecured Debt of the Borrower or any Restricted Subsidiary (including unsecured Debt of any Person that becomes a Restricted Subsidiary after the Effective Date); and extension, renewals and replacements of any such Debt under sub-clauses (A), (B) and (C) of this clause (viii)

that do not result in an earlier maturity date or decreased weighted average life thereof; provided that the aggregate principal amount of Debt outstanding at any time and permitted by this clause (viii) shall not exceed the greater of $100,000,000 and 8% of Consolidated Net Tangible Assets determined at such time;

(b)           Section 6.01(x) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(x)           Debt of Foreign Subsidiaries engaged in Permitted Businesses for general corporate purposes in an aggregate amount not to exceed $50,000,000 at any time outstanding;

SECTION 4.  Amendments To Liens Covenant.

(a)           Section 6.02 of the Existing Credit Agreement is hereby amended by restating clause (v) thereof to read in full as follows:

(v)           Liens on assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary (including, for the avoidance of doubt, Liens existing on assets or entities at the time of their acquisition); provided that (A) the Debt secured by such Liens is permitted by sub-clauses (A) or (B) of Section 6.01(viii), and (B) such Liens will not apply to any other property of the Borrower or any Restricted Subsidiary, and any extension, renewal or replacements thereof;

(b)           Section 6.02 of the Existing Credit Agreement is hereby further amended by (1) deleting the word “or” at the end of clause (viii) thereof and (2) restating clause (ix) thereof and adding a new clause (x) at the end thereof to read in full as follows:

(ix)          Liens securing obligations of Foreign Subsidiaries engaged in Permitted Businesses in an aggregate amount not to exceed $50,000,000; provided that (A) any Debt secured by such Liens is permitted by Section 6.01(x), and (B) such Liens will not apply to any other property of the Borrower or any Restricted Subsidiary other than Foreign Subsidiaries; or

(x)           Liens not permitted by the foregoing clauses of this Section 6.02 securing obligations in an aggregate amount outstanding or, if less in each case, on assets with an aggregate fair market value (determined immediately prior to the incurrence of such Lien), that together do not exceed 12.0% of Consolidated Net Tangible Assets determined at such time.

SECTION 5.  Amendments To Investments Covenant.

(a)           Sections 6.04(c) and (d) of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

(c)           [RESERVED];

(d)           Investments by the Borrower and its Restricted Subsidiaries in Credit Parties and Foreign Subsidiaries (in each case, including immediately after giving effect to and as a result of such Investment) and Persons other than Credit Parties; provided that:

(i)            unless the Investment Grade Date has occurred, the aggregate amount of Investments made by the Borrower and its Restricted Subsidiaries in Persons other than Credit Parties and Foreign Subsidiaries that are Wholly-Owned Restricted Subsidiaries (or in Persons that would become a Credit Party or such a Foreign Subsidiary pursuant to an Acquisition permitted pursuant to Section 6.04(d)(ii)) shall not at any time exceed the sum of (x) the greater of (A) $100,000,000 and (B) 8% of Consolidated Net Tangible Assets determined at such date plus (y) if positive, the Available Amount plus (z) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Borrower and its Restricted Subsidiaries; and

(ii)           if such Investment comprises an Acquisition:

(A)          immediately before and immediately after giving Pro Forma Effect to any such Acquisition, no Event of Default shall have occurred and be continuing;

(B)          any Person or other property acquired in such Acquisition is in a Permitted Business; and

(C)          unless the aggregate principal amount of Debt incurred by the Borrower and its Restricted Subsidiaries in connection with such Acquisition (including without limitation Acquired Debt) is less than $5,000,000, immediately after giving effect to such Acquisition, the Borrower shall be in Pro Forma Compliance with Section 6.11 and Section 6.12, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or Section 5.01(b) as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby (and such compliance shall be evidenced by a certificate from a Financial Officer of the Borrower determining such compliance calculation in reasonable detail).

(b)           Section 6.04(o) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(o)           other Investments not permitted by the foregoing clauses of this Section 6.04 in an aggregate amount not to exceed at the time made the sum of (x) the greater of (i) $75,000,000 and (ii) 6% of Consolidated Net Tangible Assets determined at such date, plus (y) if positive, the Available Amount.

SECTION 6.  Amendments To Restricted Payments Covenant.  Section 6.07(g) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows

(g)           so long as no Event of Default shall have occurred and be continuing immediately before or after giving effect thereto, the Borrower may make other payments or distributions not otherwise permitted under this Section 6.07 in an aggregate amount, for all such Restricted Payments made pursuant to this clause (g) after the Restatement Effective Date, not to exceed the sum of (x) $100,000,000 plus (y) if positive, the Available Amount.

SECTION 7.  Amendments To Restrictive Agreements Covenant.  Section 6.09 is hereby amended to replace clause (ii) of the proviso thereof with the following:

(ii) the foregoing shall not apply to restrictions and conditions (A) existing on the Restatement Effective Date and identified on Schedule 6.09 or (B) existing on an entity or asset at the time such entity or asset is acquired by the Borrower or any Restricted Subsidiary (but, in each case of (A) and (B), shall apply to any amendment or modification expanding the scope of, or any extension or renewal of, any such restriction or condition)

SECTION 8.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each other party hereto that as of the date hereof and as of the Amendment Effective Date with respect to itself and each other Credit Party:

(a)           Each of the execution and delivery of this Amendment and the performance of the Credit Agreement as amended is within its corporate or limited liability company powers and has been duly authorized by all necessary corporate or limited liability company action and, if required, stockholder or member action.  This Amendment has been duly executed and delivered by each Credit Party.  Each of this Amendment and the Credit Agreement as amended hereby is a legal, valid and binding obligation of each Credit Party, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           The entry into this Amendment and the performance of the transactions contemplated hereunder and by the Credit Agreement as so amended (a) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect in all material respects, (ii) filings, consents and notices necessary to perfect or acknowledge, to the fullest extent possible, the Transaction Liens and (iii) notices required under the Mining Permits (including to the Bureau of Alcohol, Tobacco and Firearms) and Environmental Permits regarding a change in control solely to the extent required for the exercise of remedies under the Security Documents, which will be given to the applicable Governmental Authority on or prior to the date by which such notices are due, (b) will not violate any charter, by-laws or organizational documents of the Borrower or any of its Restricted Subsidiaries, (c) will not violate any applicable law or regulation (including any Environmental Law or Mining Law) or any order of any Governmental Authority (including any Environmental Permit or Mining Permit), (d) will not violate or result in a default under any indenture, lease (including any Mining Lease), agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or any of their respective properties, or give rise to a right thereunder to require the Borrower or any of its Restricted Subsidiaries to make any payment, except in each case referred to in clause (c) or (d) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien (other than the Transaction Liens) on any property of the Borrower or any of its Restricted Subsidiaries.

(c)           The representations and warranties of each Credit Party set forth in Article 3 of the Credit Agreement and in the other Loan Documents are true and correct (or, in the case of any representation and warranty that is not by its express terms limited by a materiality or “Material Adverse Effect” exception or qualifier, true in all material respects) on and as of the Amendment Effective Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct as of such earlier date).

(d)           After giving effect to this Amendment and the transactions contemplated hereby, no Default has occurred and is continuing.

SECTION 9.  Reaffirmation.

(a)           It is the intention of each of the parties hereto (including each Guarantor) that the Existing Credit Agreement be amended so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Credit Agreement and the guarantees thereof and all Debt and obligations of the Credit Parties under the Credit Agreement shall be secured by the Security Documents and that this Amendment does not constitute a novation of obligations and liabilities existing under the Existing Credit Agreement.

(b)           Each Credit Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance in of the Secured Obligations, as the case may be, and (ii) confirms that it has granted to the Administrative Agent for the benefit of the Secured Parties a continuing lien on and security interest in and to such Credit Party’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Secured Obligations (whether at stated maturity, by acceleration or otherwise).

SECTION 10.  Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date on which all of such conditions shall first be satisfied, the “Amendment Effective Date”):

(a)    The Administrative Agent shall have received from the Borrower, the Required Lenders and the Administrative Agent either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of this Amendment.

(b)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Amendment and any other legal matters relating to the Credit Parties and the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)    The Administrative Agent shall have received a certificate dated as of the Amendment Effective Date, and signed by a Vice President or Financial Officer of the Borrower, certifying that (i) the representations and warranties set forth in Section 8 of this Amendment are true as of the Amendment Effective Date, (ii) after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing and (iii) the conditions set forth in Section 10 have been satisfied on and as of the Amendment Effective Date (other than conditions that are subject to the satisfaction of the Agent).

(d)    The Credit Parties shall have paid, or have caused to be paid, all invoiced fees and other amounts due and payable to the Lender Parties on or before the Amendment Effective Date, including, to the extent invoiced, all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Credit Party under the Loan Documents, together with all other fees separately agreed to in writing by the Borrower and the Administrative Agent (or any of its Affiliates).

(e)    Since December 31, 2011, there has been no Material Adverse Effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 11.  Effect of Amendment.  (a) Except as expressly set forth herein or in the Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement as amended by this Amendment.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)           The changes to the definitions of “Available Net Income Basket Amount”, “Available Equity Basket Amount” and “Available Amount” effected pursuant to this Amendment shall apply and be effective on and after the Amendment Effective Date.  The definitions of “Available Net Income Basket Amount” and “Available Equity Basket Amount” in Section 1.01 of the Existing Credit Agreement shall apply and be effective for the period ending on, but not including, the Amendment Effective Date.

SECTION 12.  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 13.  Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 14.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or pdf by email will be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 15.  Headings.  Section headings herein are included for convenience of reference only and are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 16.  Severability.  If any provision of this Amendment or any other Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CLOUD PEAK ENERGY RESOURCES LLC, as Borrower

By:	/s/ Michael Barrett
	Name:	Michael Barrett
	Title:	EVP and CFO

ANTELOPE COAL LLC
CABALLO ROJO LLC
CABALLO ROJO HOLDINGS LLC
CLOUD PEAK ENERGY SERVICES COMPANY
CLOUD PEAK ENERGY FINANCE CORP.
CLOUD PEAK ENERGY LOGISTICS LLC
CORDERO MINING LLC
CORDERO MINING HOLDINGS LLC
CORDERO OIL AND GAS LLC
KENNECOTT COAL SALES LLC
NERCO LLC
NERCO COAL LLC
NERCO COAL SALES LLC
PROSPECT LAND AND DEVELOPMENT LLC
RESOURCE DEVELOPMENT LLC
SEQUATCHIE VALLEY COAL CORPORATION
SPRING CREEK COAL LLC
WESTERN MINERALS LLC,

as Guarantors

By:	/s/ Michael Barrett
	Name:	Michael Barrett
	Title:	EVP and CFO

[Signature page to Amendment]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Swingline Lender

By:	/s/ Scott Taylor
	Name:	Scott Taylor
	Title:	Vice President

MORGAN STANLEY BANK, N.A., as Issuing Bank

By:	/s/ Scott Taylor
	Name:	Scott Taylor
	Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Dale A. Stein
	Name:	Dale A. Stein
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Sarah Thomas
	Name:	Sarah Thomas
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Vice President

By:	/s/ Patrick Freytag
	Name:	Patrick Freytag
	Title:	Associate

[Signature page to Amendment]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Chris Benton
	Name:	Chris Benton
	Title:	Authorized Signatory

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Jeff Benedix
	Name:	Jeff Benedix
	Title:	Assistant Vice President

JPMORGAN CHASE BANK, N.A. as Lender

By:	/s/ Gitanjali Pundir
	Name:	Gitanjali Pundir
	Title:	Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Michael Ouellet
	Name:	Michael Ouellet
	Title:	Director

COMERICA BANK, as Lender

By:	/s/ Fatima Arshad
	Name:	Fatima Arshad
	Title:	Vice President

[Signature page to Amendment]

CITIBANK, N.A. as Lender

By:	/s/ Raymond G. Dunning
	Name:	Raymond G. Dunning
	Title:	Vice President

ING CAPITAL LLC, as Lender

By:	/s/ Remko van de Water
	Name:	Remko van de Water
	Title:	Director

RAYMOND JAMES BANK, FSB, as Lender

By:	/s/ Scott G. Axelrod
	Name:	Scott G. Axelrod
	Title:	Vice President

[Signature page to Amendment]